UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter submitted to a vote at the 2024 annual meeting of shareholders of Quantum Corporation (the “Company”) held on August 15, 2024 (the “Annual Meeting”), as well as the number of votes with respect to each matter. For more information about these proposals, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2024, as supplemented by the Company’s supplement to the definitive proxy statement filed with the SEC on August 2, 2024.

Proposal 1. The following directors were elected to serve until the 2025 annual meeting of shareholders or until their successors are duly qualified and elected:

	For	Against	Abstain	Broker Non-Votes
James J. Lerner	43,509,614	1,262,076	428,602	23,781,378
Todd W. Arden	43,536,669	1,067,411	596,211	23,781,379
Donald J. Jaworski	43,343,886	1,270,607	585,799	23,781,378
Hugues Meyrath	35,368,403	9,246,214	585,675	23,781,378
Christopher D. Neumeyer	43,252,756	1,357,037	590,498	23,781,379
John R. Tracy	43,527,035	1,083,006	590,249	23,781,380
Yue Zhou (Emily) White	43,083,060	1,688,755	428,477	23,781,378

Proposal 2. The amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a ratio ranging from 1 share-for-5 shares up to a ratio of 1 share-for-20 shares, with the exact ratio, if any, to be selected by the board of directors (the “Board”) and set forth in a public announcement, has been approved.

For	Against	Abstain
64,446,168	3,756,072	779,429

Proposal 3. The amendment to the 2023 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 5,000,000 shares has been approved.

For	Against	Abstain	Broker Non-Votes
42,486,022	2,364,341	349,928	23,781,379

Proposal 4. The compensation of the Company’s named executive officers has been approved on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
41,253,424	2,492,921	1,453,946	23,781,379

Proposal 5. The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025 has been ratified.

For	Against	Abstain
62,805,770	5,594,523	581,377

Item 8.01	Other Events.

As disclosed above under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, the Company’s shareholders approved a reverse stock split with a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio of the reverse stock split, if any, to be determined by the Board. On August 15, 2024, the Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Common Stock.

The Reverse Stock Split will be effective as of August 26, 2024 at 4:01 p.m., Eastern Time (the “Effective Time”). Beginning on August 27, 2024, the Common Stock will trade on The Nasdaq Stock Market (“Nasdaq”) on a split-adjusted basis under the existing symbol QMCO, with the new CUSIP number 747906600.

Following the Effective Time, every twenty issued shares of Common Stock will be automatically reclassified into one issued share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Shareholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to (and with respect to holders that have certificated shares, upon surrender to the exchange agent of certificates representing such shares) have their fractional shares rounded up to the next whole number share quantity.

Proportionate adjustments will be made to the number of shares of Common Stock underlying the Company’s outstanding equity awards, warrants, and the maximum number of shares issuable under its equity incentive plans, as well as the exercise or conversion price, as applicable. The Reverse Stock Split will not affect the par value of the Common Stock.

The Reverse Stock Split will affect all shareholders uniformly and would not change any shareholder’s percentage ownership interest in the Company (other than as a result of the treatment of fractional shares). Computershare Trust Company, N.A. is acting as the exchange agent for the Reverse Stock Split. Shareholders holding shares of Common Stock registered directly in their name in book entry form or beneficially via a broker, bank, trust or other nominee are not required to take any action to receive post-split shares and will have their positions automatically adjusted to reflect the Reverse Stock Split. Shareholders holding shares of Common Stock in certificated form will receive a letter of transmittal from Computershare Trust Company, N.A. with instructions on how to receive post-split shares after the Effective Time, if applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2024	QUANTUM CORPORATION

	By:	/s/ Brian E. Cabrera
	Name:	Brian E. Cabrera
	Title:	Senior Vice President, Chief Administrative Officer, and Corporate Secretary